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                                                                     EXHIBIT 3.1

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                                 FISERV, INC.


     The following Restated Articles of Incorporation of Fiserv, Inc. duly adopted pursuant to the authority and provisions of Chapter 180 of the Wisconsin Statutes, supercede and take the place of the existing Restated Articles of Incorporation and any amendments thereto:

                                   ARTICLE I
                                   ---------

     The name of the corporation is Fiserv, Inc.

                                  ARTICLE II
                                  ----------

     The Corporation is incorporated under the provisions of Chapter 180 of the Wisconsin Statutes.

                                  ARTICLE III
                                  -----------

     The total number of shares of stock which the Corporation shall have authority to issue is 325,000,000 shares, of which 300,000,000 shares shall be designated Common Stock, having a par value of $.01 per share; and 25,000,000 shares shall be designated as Preferred Stock, having no par value per share. Authority is hereby vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock in one or more series of any number of shares and, in connection with the creation of such series, to fix, by resolution providing for the use of shares thereof, the voting rights, if any; the designations, preferences, limitations and relative rights of such series in respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable upon such series in the event of voluntary or involuntary liquidation; sinking fund provisions for the redemption or purchase of such series of shares; and, if the shares of any series are issued with the privilege of conversation, the terms and conditions on which such series of shares may be converted. In addition to the foregoing, to the full extent now or hereafter permitted by Wisconsin law, in connection with each issue thereof, the Board of Directors may at its discretion assign to any series of the Preferred Stock such other terms, conditions, restrictions, limitations, rights and privileges as it may deem appropriate. The aggregate number of preferred shares issued and not cancelled of any and all preferred series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words or both.
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          Section 1.  Designation of Series A Junior Participating Preferred
          ---------   ------------------------------------------------------
     Stock: Number of Shares. There is designated a series of Preferred Stock
     -----------------------
     titled as "Series A Junior Participating Preferred Stock," no par value per share (the "Series A Preferred Stock"), and the authorized number of shares constituting the Series A Preferred Stock shall be 3,000,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board, provided, however, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock then outstanding, plus the number of such shares then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

          Section 2.  Dividends and Distributions
          ---------   ---------------------------

               (A) Subject to the rights of the holders of shares of any other series of Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking senior to the Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, such dividends, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non cash dividends or other distributions other than a dividend payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time after February 23, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares Common Stock that were outstanding immediately prior to such event.

               (B) The Board shall declare, out of funds legally available therefor, a dividend or distribution on the Series A Preferred Stock, as provided in paragraph (A) of the Section 2, immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

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          Section 3.  Voting Rights. In addition to any other voting rights
          ---------   -------------
     required by applicable law, the holders of shares of the Series A Preferred Stock shall have the following voting rights:

               (A) Each share of the Series A Preferred stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date of this Resolution of the Board ("Resolution) (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series A Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided in the Resolution, in any other resolution establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series A Preferred Stock, the holders of the Common Stock and the holders of any class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation.

               (C) Except as otherwise provided in the Resolution or by applicable law, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (B) of the Section 3 for the taking of any corporate action.

          Section 4.  Certain Restrictions
          ---------   --------------------

               (A) Whenever dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions,

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     whether or not declared, on outstanding shares of the Series A Preferred
     Stock shall have been paid in full, the Corporation shall not:

                      (i) Declare or pay dividends or make any other distributions on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock;

                      (ii) Declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) Redeem, purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series A Preferred Stock; or

                      (iv) Purchase or otherwise acquire for consideration any shares of the Series A Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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          Section 5.  Required Shares. Any shares of the Series A Preferred
          ---------   ---------------
     Stock purchased of otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such cancelled shares shall thereupon become authorized and unissued shares Preferred Stock and may be reissued as part of any new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation of the Corporation, from time to time, in any other resolution establishing another series of Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

          Section 6.  Liquidation, Dissolution or Winding Up. Upon any
          ---------   --------------------------------------
     liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $1.00, and (ii) an aggregate amount, subject to adjustment as hereinafter provided in this
     Section 6, equal to 100 times the aggregate per share amount to be distributed to the holders of Common Stock, or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this Resolution (a) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

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          Section 7.  Consolidation, Merger, etc. In the event that the
          ---------   --------------------------
     Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series A Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section 7, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Resolution declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share to which the holders of shares of the Series A Preferred Stock would have been entitled to receive immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such aggregate per share amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption. The shares of the Series A Preferred Stock
          ---------   -------------
     shall not be redeemable at any time.

          Section 9.  Rank. Unless otherwise provided in the resolution
          ---------   ----
     establishing another series of Preferred Stock after the effective date of this Resolution, the Series A Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

          Section 10. Amendments. The Restated Articles of Incorporation of the
          ----------  ----------
     Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series A Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class.

          Section 11.  Fractional Shares. Fractional shares of the Series A
          ----------   -----------------
     Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder

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     of any fractional share of the Series A Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series A Preferred Stock in the same proportion as such fractional share bears to a whole share.

                                  ARTICLE IV
                                  ----------

     The street address of the Corporation's registered office is Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045. The name of the Corporation's registered agent at that office is Charles W. Sprague.

                                   ARTICLE V
                                   ---------

     The purpose of the Corporation is to engage in any lawful business for which corporations may be organized under the Wisconsin Business Corporation Law.

                                  ARTICLE VI
                                  ----------

     In furtherance and not in limitation of the powers conferred by the laws of the State of Wisconsin, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the shareholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

                                  ARTICLE VII
                                  -----------

     The terms of the Board of Directors shall be staggered by dividing the total number of directors into three groups, in accordance with Section 180.0806 of the Wisconsin Business Corporation Law.

                                 ARTICLES VIII
                                 -------------

     Any action required to be taken at any annual or special meeting of shareholders or any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

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                                  CERTIFICATE
                                  -----------

     This is to certify that the foregoing Restated Articles of Incorporation does not contain any amendments requiring shareholder approval, and were adopted on February 16, 2000 by the Board of Directors.


                                             FISERV, INC.


                                          by:  /s/ Charles W. Sprague
                                              -------------------------------
                                              Charles W. Sprague, Secretary


This document drafted by:

Charles W. Sprague
WI Bar # 01022314
Fiserv, Inc.
255 Fiserv Drive
Brookfield, WI 53045

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